SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 26, 2006

PHOENIX TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-17111	04-2685985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 570-1000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Ac (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02. Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 26, 2006, Phoenix Technologies Ltd. (“Phoenix”) issued a press release announcing that Mr. Albert E. Sisto resigned as Chairman, President and Chief Executive Officer of Phoenix effective immediately. Phoenix has retained the services of an executive search firm to undertake a search for Mr. Sisto’s replacement. In the interim, an operating committee comprised of David Eichler, Senior Vice President and Chief Financial Officer, David Gibbs, Senior Vice President of Worldwide Field Operations, and Scott Taylor, Senior Vice President and General Counsel, will perform the executive duties performed by Mr. Sisto. A copy of the press release announcing his resignation as Chairman, President and Chief Executive Officer of Phoenix is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated May 26, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHOENIX TECHNOLOGIES LTD.

By:	/s/ Scott C. Taylor
Scott C. Taylor Senior Vice President, General Counsel and Secretary

Date: May 30, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Phoenix Technologies Ltd. Press Release dated May 26, 2006.